CUSIP NO. 23282B403

Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of this Schedule 13D filed on April __, 2014, with respect to the shares of Common Stock, $0.001 par value, of Cytocore, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: April 15, 2014

/s/ Michaela Ott
Michaela Ott

/s/ Michael Ott
Michael Ott

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